EXHIBIT A

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

     The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D/A with respect to the ownership by each of the undersigned of shares of Versant Corporation is filed jointly on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This joint filing agreement may be included as an exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: May 3, 2005

VERTEX TECHNOLOGY FUND LTD

By:	/s/ Chua Joo Hock

Name:	Chua Joo Hock

Title:	Director

VERTEX TECHNOLOGY FUND (II) LTD

By:	/s/ Chua Joo Hock

Name:	Chua Joo Hock

Title:	Director

VERTEX INVESTMENT INTERNATIONAL (I) INC.

By:	/s/ Toh Kim Huat

Name:	Toh Kim Huat

Title:	Director

VERTEX INVESTMENT INTERNATIONAL (III) INC.

By:	/s/ Toh Kim Huat

Name:	Toh Kim Huat

Title:	Director

VERTEX MANAGEMENT PTE LTD

By:	/s/ Chua Joo Hock

Name:	Chua Joo Hock

Title:	Director

VERTEX MANAGEMENT (II) PTE LTD

By:	/s/ Chua Joo Hock

Name:	Chua Joo Hock

Title:	Executive Director

VERTEX VENTURE HOLDINGS LTD

By:	/s/ Tan Mui Hong

Name:	Tan Mui Hong

Title:	Director

SINGAPORE TECHNOLOGIES PTE LTD

By:	/s/ Tan Ai Ching

Name:	Tan Ai Ching

Title:	Director

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